THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING
                SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                     FORM 8-K


                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

    Date  of  Report  (Date  of earliest  event  reported): February 13, 1997


                            COLLINS INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

                                    Missouri
               (State or other jurisdiction of incorporation)

                 0-12619                         43-0985160
        Commission  File  Number        (IRS   Employer Identification No.)

              421 East 30th Avenue, Hutchinson, Kansas          67502
        (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code (316)663-5551.

                                        N/A
           (Former name or former address, if changed since last report)



        11022959



        Item 5.   Other Events.

        News Release of February 12, 1997 is hereby incorporated by reference as Exhibit 1.





                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 COLLINS INDUSTRIES, INC.


                                 By:   /s/ Larry W. Sayre
                                       Larry W. Sayre
                                       Vice President - Finance and
                                       Chief Financial Officer

             Date:     February 13, 1997




                                EXHIBIT INDEX

               Exhibit             Description                    Page

                  1        Press release of February 12, 1997       1




                                                                   Exhibit 1

       NEWS RELEASE

       FOR IMMEDIATE RELEASE:                 CONTACT: Larry W. Sayre
                                              Vice President - Finance & CFO
                                              Telephone: (316) 663-5551


           COLLINS TO SELL ASSETS OF WHEELCHAIR LIFT PRODUCT LINE

            Hutchinson, Kansas, February 12, 1997 ---- COLLINS INDUSTRIES, INC. (Nasdaq: "COLL") announced today that it has entered into a letter of intent to sell certain assets of the Company's wheelchair lift product line to The Braun Corporation. This transaction is subject to, among other things, due diligence and the negotiation and execution of a definitive agreement.

            The wheelchair lift products have historically represented approximately three percent (3%) of the Company's consolidated sales and have not contributed to the Company's net earnings in recent years. Based on the letter of intent the Company should realize a pretax gain of approximately $2 million on the sale. The Company expects to complete the sale in mid March and to record the gain in its second fiscal quarter ending April 30, 1997.

            Don L. Collins, Chairman and CEO said "this sale is further evidence of the Company's continued strategy to focus on our primary products of specialty vehicles".

            Collins Industries, Inc. is a leading manufacturer of ambulances, small school buses, commercial buses and terminal trucks. The Company sells its products throughout the United States and, to a lesser extent, abroad.